UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  July 29, 2003


                              AMERICAN THORIUM, INC.
              (Exact name of registrant as specified in its charter)


          Nevada                   000-49901               91-0853320
       State or other            (Commission             (IRS Employer
       jurisdiction of           File Number)            Identification
       incorporation)                                        Number)


          56 West 400 South, Suite 220, Salt Lake City, Utah 84010 (Address of principal executive offices and principal place of business)


Registrant's telephone number, including area code: (801) 322-3401


                          Ocean Express Lines, Inc.
        (Former name or former address, if changed since last report)


                                    FORM 8-K

Item 5.  Other Events

     Pursuant to action taken on June 18, 2003, by unanimous consent of its Board of Directors and the majority written consent of the outstanding shares of common stock of Ocean Express Lines, Inc. (the "Company"), the Company changed its corporate name to American Thorium, Inc. Articles of Amendment were filed with the State of Nevada on June 19, 2003, and Articles of Correction were filed on July 3, 2003 to correct an error in the original filing

     On July 29, 2003, the Company's name was changed on the OTC Bulletin Board to American Thorium, Inc. and its trading symbol changed from "OXPL" to "AHRM." The Company's also effected a reverse stock split of its outstanding common stock on May 15, 2003 on a one share for ten shares basis. Presently, the Company has issued and outstanding 2,000,019 shares of common stock, post-split.


Item 7.   Exhibits

    Exhibit 3.1               Certificate of Amendment

    Exhibit 3.2               Certificate of Correction



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            American Thorium, Inc.



Date:   August 6, 2003                    By: /S/ H. DEWORTH WILLIAMS
                                                H. Deworth Williams
                                                President and C.E.O.




COVER  LETTER
                                 Leonard E. Neilson
                                  Attorney at Law
                              8160 South Highland Drive
                                     Suite 209
                                 Sandy, Utah 84093
Phone:  (801) 733-0800                                   Fax:  (801) 733-0808


                                   August 6, 2003



Securities and Exchange Commission
Office of Document Control
450 Fifth Street N.W.
Washington, D.C. 20549

Via EdgarLink

    Re: American Thorium, Inc. (f.k.a. Ocean Express Lines, Inc.) File No. 000-49901
         Form 8-K

To Whom It May Concern:

     Please find herewith the Form 8-K filed on behalf of American Thorium, Inc., formerly know as Ocean Express Lines, Inc., reporting the change in its corporate name. Please direct all correspondences concerning this filing and American Thorium, Inc. to this office.

                                    Yours truly,



                                    Leonard E. Neilson
:ae
Enclosure